                                                                    Exhibit 99.4

                             SUBORDINATION AGREEMENT

      The He-Ro Group, Inc., a New York corporation having offices located at 530 Seventh Avenue, New York, New York (hereinafter referred to as "the Company"), is indebted to each undersigned creditor (each hereinafter referred to as "the Creditor" and, collectively, the "Creditors") in the following amounts evidenced as follows:

                  The following Amended and Restated Subordinated Notes of even date herewith, as hereafter further amended, supplemented or restated (subject to the last paragraph hereof): (a) the Amended and Restated Subordinated Note made by the Company in favor of Hong J. Han in the original principal amount of $4,269,000 and the Amended and Restated Subordinated Note made by the Company in favor of Della Rounick in the original principal amount of $1,257,676 which Notes are pari passu to each other in terms of priority of payment and are guarantied on a subordinated basis by The He-Ro Group, Ltd. and all of its subsidiaries (collectively, the "Subordinated Indebtedness").

      The Company has requested Heller to extend financial accommodations to the Company and certain of its affiliates pursuant to the Factoring and Revolving Inventory Loan and Security Agreement among Heller, the Company, HRNL Inc. Nah Nah Collection, Inc., N.N.C.S. LLC, NNCS-NJ LLC, The He-Ro Group, Ltd., H.R.I. Inc., European Collections Of Reading Station, Inc., European Collections Of Harriman, Inc., European Collections of Gilroy, Inc., European Collections of Chattanooga, Inc., European Collections of Silverthorne, Inc., European Collections of Queenstown, Inc., European Collections of Williamsburg, Inc. and European Collections Outlet, Inc. (as amended, modified and supplemented, from time to time, the "Factoring Agreement"), and Heller is unwilling to do so unless the Company and each Creditor shall join in this Subordination Agreement pursuant to which each Creditor shall subordinate, to the extent and in the manner hereinafter set forth, the Subordinated Indebtedness owing by the Company to such Creditor, to all indebtedness, now existing or hereafter arising, of the Company and each other Loan Party to and as defined under the Factoring Agreement (the "Loan Parties") to Heller.

      Accordingly, in order to induce Heller to enter into the Factoring Agreement, and in consideration of Heller's entering in to the Factoring Agreement, each Creditor and the Company warrant to and covenant with Heller as follows:

1. Each Creditor agrees to and does hereby subordinate all of the Subordinated Indebtedness, together with all collateral, security and evidence, if any, of such Subordinated Indebtedness for the payment of any such Subordinated Indebtedness, to any and all debts, demands, claims, liabilities or causes of action for which the Company may now or at any time hereafter in any way be liable to Heller.

2. The Company and each Creditor agree that until all indebtedness owing by the Company, and each other Loan Party to Heller has been paid in full, the Company shall not make, directly or indirectly, any payment on account of principal or interest of any such Subordinated Indebtedness or transfer any evidence of such Subordinated Indebtedness or any collateral therefor, and the Creditor will not accept payment of or assert or seek to enforce against the Company any Subordinated Indebtedness or any collateral or security relating thereto, unless and until Heller shall have been paid in full for all indebtedness, obligations and liabilities or causes of action now or hereafter owing to Heller by the Company and each other Loan Party; provided, however, so long as (a) the undersigned have not received notice from Heller of Heller's declaration of an Event of Default (as defined in the Factoring Agreement) under the Factoring Agreement and (b) after giving effect to any such payment outstanding Client Advances (as defined under the Factoring Agreement) shall not exceed Advance Availability (as defined in the Factoring Agreement) (without giving effect to the Supplemental Amount), then each Creditor may receive and the Company may pay regular monthly installments of interest on the Subordinated Indebtedness as in effect on the date hereof. To the extent interest is not permitted to be paid in accordance with the terms hereof, such interest is permitted to accrue during such non-payment period. So long as an Event (as herewith defined) shall not have occurred, nothing contained in this Section 2 shall be deemed to prohibit conversion of the Subordinated Debt to capital stock of the Company (the "Converted Capital Stock") so long as such Creditor grants to Heller a first priority perfected security interest in the Converted Capital Stock and executes all such documentation as shall be required by Heller to evidence such pledge. For the purposes of this Section 2, the term "Event" shall mean any insolvency or bankruptcy proceedings relative to the Company or its property, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, or, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company or distribution or marshalling of its assets or any composition with creditors of the Company, whether or not involving insolvency or bankruptcy, or if the Company shall cease its operations, call a meeting of its creditors or no longer do business as a going concern.

3. Each Creditor hereby assigns, transfers and sets over to Heller all of the Subordinated Indebtedness, whether evidenced by negotiable or nonnegotiable instruments, debentures, bonds, securities or other writings, book entries or otherwise, together with any collateral therefor. The Company and each Creditor shall make appropriate notations in their books to show the subordinated character of all such Subordinated Indebtedness which may now or hereafter be carried on open account.

4. At any meeting of creditors of the Company or in the event of any proceedings, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Company or the proceeds thereof, whether such proceedings be for the liquidation, dissolution or winding up of the Company or its business, receivership, insolvency or bankruptcy or reorganization (regardless of whether required under any bankruptcy or insolvency law or any law relating to the relief of debtors), readjustment of indebtedness, reorganization, arrangement, composition or otherwise, if all of the indebtedness owing to Heller has not been paid in full at the time of any such meeting or proceeding, Heller is hereby irrevocably authorized at any such meeting or in any such proceeding:

            (a) To enforce claims comprising any such Subordinated Indebtedness either in its own name or the name of any Creditor, by proof of debt, proof of claim, suit or otherwise;

            (b) To collect any assets of the Company distributed, divided or applied by way of dividend or payment or any securities issued, on account of any of the Subordinated Indebtedness and apply the same, or the proceeds of any realization upon the same, that Heller in its discretion elects to effect, to any indebtedness of the Company to Heller until all such indebtedness of the Company to Heller shall have been paid in full rendering any surplus to the applicable Creditor;

            (c) To vote claims comprising any of the Subordinated Indebtedness to accept or reject any plan for partial or complete liquidation, reorganization, arrangement or composition of the Company or for any extension of payment of the Subordinated Indebtedness; and

            (d) To take generally any action in connection with any such meeting or proceeding which any Creditor might otherwise be entitled to take.

5. Each Creditor represents and warrants to Heller that such Creditor has not assigned or transferred any of the Subordinated Indebtedness or any interest therein or any collateral or security relating thereto to any other person, and such Creditor covenants that such Creditor shall make no assignment or transfer thereof other than to Heller or to the other Creditor (any such assignment or transfer shall remain subject to the terms and provisions of this Agreement). Each Creditor further warrants that no part of the Subordinated Indebtedness is evidenced by any instrument, security or other writing which has not previously been or is not concurrently being deposited with Heller or appropriately legended to reflect this Subordination Agreement.

6. Should any payment on account of or any collateral for any part of the Subordinated Indebtedness subordinated hereby be received by any Creditor in violation of this Agreement such payment or collateral shall be delivered forthwith to Heller for application to the indebtedness owing by the Company to Heller, in the form received by such Creditor except for the addition of any endorsement or assignment necessary to effect the transfer thereof to Heller. Heller is irrevocably authorized to supply any required endorsement or assignment which may have been omitted.

7. Each Creditor and the Company waive notice of acceptance hereof by Heller, notice of the creation of any indebtedness or liability of the Company to Heller, any extension granted or other action taken by Heller in reliance hereon, the giving or extension of credit by Heller to the Company, the taking or releasing of security or other obligors by Heller for the payment of any indebtedness or liability of the Company to Heller. Each Creditor and the Company also waive presentment, demand, protest, notice of protest or default and any and all other notices to which such Creditor might otherwise be entitled except as expressly provided for herein. The Company and each Creditor agree to execute and deliver to Heller such additional documents and take such further action as Heller may hereafter reasonably require in order to effect the provisions and intent of this Subordination Agreement.

8. This Subordination Agreement is intended to take effect as a sealed instrument and shall be continuing, irrevocable and binding on the Company and each Creditor, jointly and severally, and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Heller and its successors and assigns. This Subordination Agreement shall be construed in accordance with the laws of the State of New York.

9. Any notice to any party hereto shall be delivered to such party, as applicable, as follows: if to (a) Hong Han at 12 Timberline Drive, Alpine, New Jersey 07620, (b) Della Rounick at 15 West 53rd Street, New York, New York 10019, and (e) Heller at 150 East 42nd Street, New York, New York 10017, Attention: The He-Ro Group Account Executive, in each case by a nationally recognized overnight delivery service, by hand or by certified mail return receipt requested.

      So long as the Factoring Agreement remains in effect, neither the Company nor any Creditor shall enter into any amendment to or modification of any agreements, documents or instruments evidencing the Subordinated Indebtedness which affect the principal amount, interest rate, payment terms or any other material covenant or agreement of the Company thereunder or in respect thereof without the prior written consent of Heller.

                       [SIGNATURE LINES ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed this 24th day of December, 1997.

                                    /s/ Vasiliki Della Pasvantidou Rounick
                                    --------------------------------------
                                    Vasiliki Della Pasvantidou Rounick

                                    /s/ Hong J. Han
                                    --------------------------------------
                                    Hong J. Han

                                    THE HE-RO GROUP, INC.


                                    By: /s/ Sam Kaplan
                                       -----------------------------------
                                        Name:
                                        Title: Vice President

                                    HELLER FINANCIAL INC.


                                    By: /s/ Michael Raynor
                                       ----------------------------
                                        Name:
                                        Title:

STATE OF NEW YORK       )
                        ) ss:
COUNTY OF NEW YORK      )

            On this 24th day of December, 1997, before me personally came Hong
J. Han to me known, who being by me duly sworn, did depose and say that he is the individual described in and who executed the foregoing instrument, and acknowledges that he executed the same.

                                    /s/ Judith D. Mitchell
                                    ----------------------------------
                                    Notary Public

STATE OF NEW YORK       )
                        ) ss:
COUNTY OF NEW YORK      )

            On the 17th day of December, 1997, before me personally came Della Rounick, to me known, who being by me duly sworn, did depose and say that she is the individual described in and which executed the foregoing instrument, and acknowledges that she executed the same.

                                    /s/ Stuart Shorestein
                                    ----------------------------------
                                    Notary Public

STATE OF NEW YORK       )
                        ) ss:
COUNTY OF NEW YORK      )

            On the 24th day of December, 1997, before me personally came Sam Kaplan, to me known, who being by me duly sworn, did depose and say that he is a Vice President of the He-Ro Group, Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by like order of the board of directors of said corporation.

                                    /s/ Judith D. Mitchell
                                    ----------------------------------
                                    Notary Public

STATE OF NEW YORK       )
                        ) ss:
COUNTY OF NEW YORK      )

            On the 24th day of December, 1997, before me personally came Michael Raynor, to me known, who being by me duly sworn, did depose and say that he is a Vice President of Heller Financial, Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by like order of the board of directors of said corporation.

                                    /s/ Judith D. Mitchell
                                    ----------------------------------
                                    Notary Public